Exhibit 99

Burger King Worldwide, Inc. Reports Third Quarter 2012 Results

Burger King Worldwide Reports Fifth Consecutive Quarter of System-wide Comparable Sales Growth and Initiates Quarterly Cash Dividend

MIAMI – October 29, 2012 – Burger King Worldwide, Inc. (NYSE: BKW) today reported financial results for its third quarter ended September 30, 2012.

Third Quarter Highlights:

•	System-wide comparable sales increased 1.4% and system-wide sales increased 3.9% on a constant currency basis

•	Adjusted EBITDA increased 6% on an organic basis to $162.0 million

•	Adjusted Diluted EPS increased 11% to $0.17

•	Refinanced Term Loan B, lowering annualized cash interest costs by approximately $25 million

•	Initiated new quarterly cash dividend of $0.04 per share

BKW Chief Executive Officer Bernardo Hees said, “We completed our first full quarter as a public company with continued positive momentum despite the challenging global economic environment. BKW is fortunate to have one of the most widely recognized and resilient brands in the global QSR industry and we are proud of the hard work and dedication of our employees and franchisees who are striving to deliver a strong finish to a critical year for the BURGER KING® system. In the U.S. and Canada, we are executing on our four pillar strategy, while internationally we completed additional refranchisings and development agreements that we believe will accelerate restaurant growth in the years to come.” Chief Financial Officer Daniel Schwartz added, “We are excited to begin returning cash to our shareholders with the initiation of a quarterly cash dividend, underscoring our confidence in BKW’s business model and commitment to disciplined capital allocation.”

Consolidated Financial Highlights

	Results		Variance
	Three Months Ended September 30,		$	%
	2012	2011	Favorable / (Unfavorable)
	($ in millions, except per share data)
System-wide Comparable Sales Growth[1]	1.4%	1.6%
System-wide Sales Growth[1]	3.9%	3.6%
Net Restaurant Growth	63	59	4	6.8%
Total Revenues	$451.1	$607.7	$(156.6)	(25.8%)
Adjusted EBITDA[2]	$162.0	$161.0	$1.0	0.6%
Adjusted EBITDA Margin[2]	35.9%	26.5%	nm	9.4%
Adjusted Net Income[2]	$61.1	$54.2	$6.9	12.7%
Adjusted Diluted Earnings Per Share[2]	$0.17	$0.16	$0.02	10.6%
Net Income	$6.6	$38.8	$(32.2)	(83.0%)
Diluted Earnings Per Share	$0.02	$0.11	$(0.09)	(83.3%)

(1)	System-wide comparable sales growth and system-wide sales growth are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants.
(2)	Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures. Please refer to “Non-GAAP Reconciliations” for further detail.

Organic revenue growth was 0.2%, excluding the impact of refranchising and FX headwinds. On a reported basis, total revenues decreased 25.8% to $451.1 million, compared to $607.7 million in the prior year period due to refranchising transactions in the U.S. and Canada, EMEA and APAC as well as unfavorable FX impact, partially offset by comparable sales growth and increased franchise and property revenues.

Organic Adjusted EBITDA growth was 6.3%, excluding the impact of refranchising and FX headwinds. On a reported basis, Adjusted EBITDA increased 0.6% to $162.0 million, compared to $161.0 million in the prior year period. Organic growth was driven by comparable sales and net restaurant growth, as well as G&A cost control, while growth was lower on a reported basis due to significant progress on our global refranchising initiative and FX headwinds primarily related to a weaker Euro. Year to date, Adjusted EBITDA grew 11%.

Adjusted net income and Adjusted Diluted EPS increased 12.7% and 10.6%, respectively, compared to the prior year, primarily due to an increase in Adjusted EBITDA, lower Depreciation and Amortization and lower interest expense. Year to date, Adjusted Net Income increased 26% and Adjusted Diluted EPS grew 25%.

Operational and Segment Highlights

System-wide comparable sales growth was positive across all segments except APAC. The U.S. and Canada delivered 1.6% comparable sales growth driven by the company’s Summer BBQ and Chicken offerings. The company was pleased with the results of its limited time offerings and progress in attracting a more diverse customer base, but experienced a deceleration in comparable sales growth due to more challenging prior year comparisons and the loss of some value based traffic.

EMEA delivered comparable sales growth of 1.8%, driven by double digit comparable store sales growth in the company’s expanding Russian market, continued success of “Kings of the Day” promotions in the United Kingdom, and “King of the Month” deals in Germany. Performance in Southern Europe was softer, with the company’s key Spain market showing deceleration as economic conditions deteriorated during the quarter.

Latin America and the Caribbean (“LAC”) delivered comparable sales growth of 2.7%, despite challenging prior year comparisons in each of the company’s key markets. BKW has implemented new value initiatives in Brazil and Mexico in October to balance its menu options and complement premium offerings such as the Picanha burger in Brazil, and is seeing initial signs of success in driving incremental traffic.

APAC comparable sales declined by 2.2%, driven by weaker results in Australia and Korea as well as a particularly challenging prior year comparison in New Zealand, which hosted the rugby world cup in 2011.

As part of BKW’s global refranchising strategy, the company refranchised 221 company-owned restaurants during the quarter, including 182 restaurants in the U.S. and 39 restaurants internationally. In connection with this quarter’s refranchising transactions, BKW received cash proceeds of $31.6 million, development commitments both domestically and internationally, and domestic re-imaging commitments for 356 restaurants.

As part of BKW’s international expansion strategy, the company announced new Master Franchise and Development agreements with our existing Malaysian franchisee, Rancak Selera, to support the acceleration of restaurant growth in Singapore and Malaysia. Rancak Selera is a portfolio company of Ekuiti Nasional Berhad (Ekuinas), a government-linked private equity fund management company established to create the next generation of leading Malaysian companies. In connection with the Master Franchise and Development agreements, BKW refranchised 38 restaurants in Singapore to Rancak Selera and received a development commitment that is expected to more than double the BURGER KING® brand’s restaurant count in Singapore and Malaysia over the next 5 years.

Cash and Liquidity

At quarter end, total debt was $3.1 billion and net debt was $2.6 billion. During the quarter, BKW refinanced its existing Term Loan B facility with a new $1,735 million Term Loan A and Term Loan B facility. The new Term Loan A pays interest at LIBOR plus 2.25% and the new Term Loan B pays interest at LIBOR plus 2.75% with a 1.00% LIBOR floor. As a result of the refinancing transaction and based on three month LIBOR at the time of closing, BKW expects to realize annualized cash interest savings of approximately $25 million. Due to the improvement in net debt and in trailing twelve month Adjusted EBITDA, the net debt to Adjusted EBITDA ratio improved to 4.1x at September 30, 2012 from 4.6x at December 31, 2011.

Initiation of Quarterly Cash Dividend

The company also announced that its Board of Directors has approved the initiation of a quarterly cash dividend. On October 28, 2012, the Board declared the company’s first quarterly cash dividend of $0.04 per share, which will be paid on November 29, 2012 to shareholders of record at the close of business on November 9, 2012. Future dividends will be determined at the discretion of the Board of Directors.

Investor Conference Call

The company will host an investor conference call and webcast at 9:00 a.m. EDT, Monday, October 29, 2012, to review financial results for the quarter ended September 30, 2012. The earnings call will be broadcast live via the company’s investor relations website at http://investor.bk.com and will be available for replay. The dial-in number is 866.244.6521 for U.S. callers and 703.639.1157 for international callers.

Contacts

Investors

Josh Kobza, Director, Investor Relations

305.378.7696; investor@whopper.com

Media

Miguel Piedra, Vice President, Global Communications

305.378.7277; mediainquiries@whopper.com

About Burger King Worldwide

Founded in 1954, BURGER KING® (NYSE: BKW) is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates in over 12,600 locations serving over 11 million guests daily in 83 countries and territories worldwide. Approximately 95 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. To learn more about Burger King Worldwide, please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about the company’s expectations and belief regarding its ability to deliver a strong finish to a critical year for the BURGER KING® system; its expectations and belief regarding its ability to execute on its four pillar strategy in the U.S. and Canada and accelerate restaurant growth internationally; its expectations and belief regarding the cash flow generated by its business model and its ability to achieve annualized cash interest savings of approximately $25 million; its expectations and belief regarding the company’s ability to drive incremental traffic in Brazil and Mexico and its expectations regarding its ability to double its restaurant count in Singapore and Malaysia over the next five years. The factors that could cause actual results to differ materially from the company’s expectations are detailed in the company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K, including the following: risks related to the company’s ability to successfully implement its domestic and international growth strategy; risks related to global economic or other business conditions that may affect the desire or ability of customers to purchase the company’s products; risks related to the financial strength of the company’s franchisees; risks related to the company’s substantial indebtedness; risks related to the company’s ability to compete domestically and internationally in an intensely competitive industry; and risks related to the effectiveness of the company’s marketing and advertising programs.

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Increase / (Decrease)
	2012	2011	$	%
	(In millions, except per share amounts)
Revenues:
Company restaurant revenues	$244.6	$422.8	$(178.2)	(42.1)%
Franchise and property revenues	206.5	184.9	21.6	11.7%

Total revenues	451.1	607.7	(156.6)	(25.8)%
Company restaurant expenses:
Food, paper and product costs	79.7	134.9	(55.2)	(40.9)%
Payroll and employee benefits	71.9	122.3	(50.4)	(41.2)%
Occupancy and other operating costs	64.7	113.0	(48.3)	(42.7)%

Total Company restaurant expenses	216.3	370.2	(153.9)	(41.6)%
Franchise and property expenses	34.7	25.3	9.4	37.2%
Selling, general and administrative expenses	76.0	103.3	(27.3)	(26.4)%
Other operating (income) expense, net	30.3	(2.7)	33.0	NM

Total operating costs and expenses	357.3	496.1	(138.8)	(28.0)%

Income from operations	93.8	111.6	(17.8)	(15.9)%

Total interest expense, net	57.3	59.4	(2.1)	(3.5)%
Loss on early extinguishment of debt	23.0	—	23.0	NM

Income before income taxes	13.5	52.2	(38.7)	(74.1)%
Income tax expense	6.9	13.4	(6.5)	(48.5)%

Net income	$6.6	$38.8	$(32.2)	(83.0)%

Earnings per share:
Basic	$0.02	$0.11	$(0.09)	(83.1)%

Diluted	$0.02	$0.11	$(0.09)	(83.3)%

Weighted average shares outstanding
Basic	350.0	348.3	1.7	0.5%

Diluted	355.0	348.3	6.8	1.9%

NM - not meaningful

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Nine Months Ended September 30,		Increase / (Decrease)
	2012	2011	$	%
	(In millions, except per share amounts)
Revenues:
Company restaurant revenues	$986.7	$1,234.3	$(247.6)	(20.1)%
Franchise and property revenues	575.1	520.8	54.3	10.4%

Total revenues	1,561.8	1,755.1	(193.3)	(11.0)%
Company restaurant expenses:
Food, paper and product costs	324.7	397.3	(72.6)	(18.3)%
Payroll and employee benefits	291.6	364.5	(72.9)	(20.0)%
Occupancy and other operating costs	259.7	334.3	(74.6)	(22.3)%

Total Company restaurant expenses	876.0	1,096.1	(220.1)	(20.1)%
Franchise and property expenses	87.0	71.6	15.4	21.5%
Selling, general and administrative expenses	266.8	303.0	(36.2)	(11.9)%
Other operating (income) expense, net	26.2	9.8	16.4	NM

Total operating costs and expenses	1,256.0	1,480.5	(224.5)	(15.2)%

Income from operations	305.8	274.6	31.2	11.4%

Total interest expense, net	173.6	165.7	7.9	4.8%
Loss on early extinguishment of debt	34.2	19.6	14.6	74.5%

Income before income taxes	98.0	89.3	8.7	9.7%
Income tax expense	28.9	26.2	2.7	10.3%

Net income	$69.1	$63.1	$6.0	9.5%

Earnings per share:
Basic	$0.20	$0.18	$0.02	9.1%

Diluted	$0.20	$0.18	$0.01	7.9%

Weighted average shares outstanding
Basic	349.4	348.2	1.2	0.4%

Diluted	353.3	348.2	5.2	1.5%

NM - not meaningful

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

	As of
	September 30, 2012	December 31, 2011
	(In millions, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$482.8	$459.0
Trade and notes receivable, net	156.5	152.8
Prepaids and other current assets, net	107.3	69.2
Deferred income taxes, net	26.5	43.1

Total current assets	773.1	724.1
Property and equipment, net of accumulated depreciation of $190.4 million and $150.1 million, respectively	878.5	1,026.5
Intangible assets, net	2,789.7	2,823.3
Goodwill	640.6	657.7
Net investment in property leased to franchisees	229.1	242.2
Other assets, net	169.2	134.6

Total assets	$5,480.2	$5,608.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$62.0	$98.4
Accrued advertising	87.4	97.4
Other accrued liabilities	212.8	242.7
Current portion of long term debt and capital leases	50.0	33.5

Total current liabilities	412.2	472.0
Term debt, net of current portion	2,910.5	3,010.3
Capital leases, net of current portion	98.0	95.4
Other liabilities, net	372.0	366.2
Deferred income taxes, net	566.6	615.3

Total liabilities	4,359.3	4,559.2

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 2,000,000,000 shares authorized; 350,113,909 shares issued and outstanding at September 30, 2012; 348,245,293 shares issued and outstanding at December 31, 2011	3.5	3.5
Additional paid-in capital	1,201.3	1,186.6
Retained earnings (accumulated deficit)	41.5	(27.6)
Accumulated other comprehensive loss	(125.4)	(113.3)

Total stockholders’ equity	1,120.9	1,049.2

Total liabilities and stockholders’ equity	$5,480.2	$5,608.4

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
	(In millions)
Cash flows from operating activities:
Net income	$69.1	$63.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96.0	103.1
Loss on early extinguishment of debt	34.2	19.6
Amortization of deferred financing costs and debt issuance discount	43.6	30.7
Loss (gain) on remeasurement of foreign denominated transactions	(5.4)	4.4
Amortization of prior service costs	(1.8)	—
Realized loss on terminated caps/swaps	10.7	0.3
Net loss (gain) on refranchisings and dispositions of assets	10.4	(2.9)
Bad debt expense, net of recoveries	2.9	3.9
Share-based compensation	9.3	0.9
Deferred income taxes	8.0	(16.3)
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Trade and notes receivables	(4.1)	8.6
Prepaids and other current assets	(8.9)	91.9
Accounts and drafts payable	(34.7)	(5.0)
Accrued advertising	(31.0)	7.2
Other accrued liabilities	(47.7)	(9.0)
Other long-term assets and liabilities	(6.0)	14.2

Net cash provided by operating activities	144.6	314.7

Cash flows from investing activities:
Payments for property and equipment	(37.7)	(42.0)
Proceeds from refranchisings, disposition of assets and restaurant closures	70.0	23.2
Investment in /advances to unconsolidated affiliates	—	(4.5)
Payments for acquired franchisee operations, net of cash acquired	(15.3)	—
Return of investment on direct financing leases	10.4	7.8
Restricted cash	—	(4.3)
Other investing activities	—	0.5

Net cash provided by (used for) investing activities	27.4	(19.3)

Cash flows from financing activities:
Proceeds from term debt	1,733.5	1,860.0
Proceeds from discount notes	—	401.5
Repayments of term debt and capital leases	(1,754.7)	(1,866.3)
Extinguishment of debt	(112.8)	—
Payment of financing costs	(16.0)	(32.6)
Proceeds from issuance of shares	1.3	1.8

Net cash provided by (used for) financing activities	(148.7)	364.4

Effect of exchange rates on cash and cash equivalents	0.5	(4.2)
Increase (decrease) in cash and cash equivalents	23.8	655.6
Cash and cash equivalents at beginning of period	459.0	207.0

Cash and cash equivalents at end of period	$482.8	$862.6

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Key Business Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System sales growth refers to the change in sales at all company-owned and franchise restaurants in one period from the same period in the prior year. Comparable sales growth refers to the change in restaurant sales in one period from the same prior year period for restaurants that have been open for thirteen months or longer. Company-owned restaurants refranchised during a quarterly period are included with franchise restaurants for the purpose of calculating comparable sales growth for the quarter. Comparable sales and sales growth are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating current year results at prior year exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements (“FX Impact”).

Franchise sales represent sales at all franchise restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales. Average restaurant sales refer to the total sales divided by total store months for all company-owned and franchise restaurants open during the period. Net refranchisings refer to sales of company-owned restaurants to franchisees, net of acquisitions of franchise restaurants by us.

Consolidated BKW

Key Business Metrics

	Three Months Ended September 30,
	2012	2011
System sales growth (1)	3.9%	3.6%
Franchise sales (2)	$3,830.0	$3,634.0
Comparable sales growth (3)
Company	0.4%	3.2%
Franchise	1.5%	1.4%
System	1.4%	1.6%
Average restaurant sales (in thousands) (4)	$326.4	$331.2
Net Restaurant Growth (NRG)
Company	(2)	—
Franchise	65	59
System	63	59
Net refranchisings (5)	221	35
Restaurant counts at period end
Company	595	1,295
Franchise	12,072	11,100
System	12,667	12,395
CRM %	11.6%	12.4%

U.S. & Canada

Key Business Metrics

	Three Months Ended September 30,
	2012	2011
	Favorable / (Unfavorable)
Systemwide sales growth	1.3%	(0.4)%
Comparable sales growth
Company	0.7%	1.8%
Franchise	1.7%	(0.6)%
System	1.6%	(0.3)%
NRG
Company	(3)	(1)
Franchise	(13)	(4)
System	(16)	(5)
Net Refranchisings	182	35
Restaurant counts at period end
Company	361	942
Franchise	7,092	6,581
System	7,453	7,523

	Three Months Ended September 30,		Variance Favorable/
	2012	2011	(Unfavorable)
Company:
Company restaurant revenues	$159.9	$302.2	$(142.3)
CRM	18.3	37.6	(19.3)
CRM %	11.4%	12.4%	(1.0)%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	32.9%	32.2%	(0.7)%
Payroll and benefits	30.2%	30.1%	(0.1)%
Depreciation and amortization	5.5%	5.6%	0.1%
Other occupancy and operating	20.0%	19.7%	(0.3)%
Franchise:
Franchise and property revenues	$123.5	$103.8	$19.7
Franchise and property expenses	26.4	17.5	(8.9)
Franchise sales	2,139.0	1,968.8	170.2
Segment SG&A	23.8	27.8	4.0
Segment depreciation and amortization	21.9	25.3	3.4
Segment income	113.5	121.4	(7.9)
Segment margin	40.0%	29.9%	10.1%

EMEA

Key Business Metrics

	Three Months Ended September 30,
	2012	2011
	Favorable / (Unfavorable)
Systemwide sales growth	11.0%	5.8%
Comparable sales growth
Company	2.1%	6.1%
Franchise	1.8%	4.6%
System	1.8%	4.7%
NRG
Company	—	(1)
Franchise	33	40
System	33	39
Net Refranchisings	1	0
Restaurant counts at period end
Company	133	192
Franchise	2,861	2,643
System	2,994	2,835

	Three Months Ended September 30,		Variance Favorable/
	2012	2011	(Unfavorable)
Company:
Company restaurant revenues	$57.9	$84.8	$(26.9)
CRM	7.3	10.6	(3.3)
CRM %	12.6%	12.5%	0.1%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	29.9%	29.1%	(0.8)%
Payroll and benefits	33.6%	30.5%	(3.1)%
Depreciation and amortization	2.4%	3.4%	1.0%
Other occupancy and operating	21.5%	24.5%	3.0%
Franchise:
Franchise and property revenues	$53.8	$54.0	$(0.2)
Franchise and property expenses	7.8	6.5	(1.3)
Franchise sales	1,017.2	1,008.3	8.9
Segment SG&A	14.5	19.9	5.4
Segment depreciation and amortization	4.0	5.5	1.5
Segment income	42.8	43.7	(0.9)
Segment margin	38.3%	31.5%	6.8%

LAC

Key Business Metrics

	Three Months Ended September 30,
	2012	2011
	Favorable / (Unfavorable)
Systemwide sales growth	4.3%	15.6%
Comparable sales growth
Company	(5.5)%	12.1%
Franchise	3.1%	10.5%
System	2.7%	10.5%
NRG
Company	1	—
Franchise	24	11
System	25	11
Net Refranchisings	—	—
Restaurant counts at period end
Company	98	97
Franchise	1,182	1,079
System	1,280	1,176

	Three Months Ended September 30,
	2012	2011
	Favorable / (Unfavorable)

	Three Months Ended September 30,		Variance Favorable/
	2012	2011	(Unfavorable)
Company:
Company restaurant revenues	$15.8	$17.9	$(2.1)
CRM	2.1	3.7	(1.6)
CRM %	13.3%	20.7%	(7.4)%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	39.7%	38.7%	(1.0)%
Payroll and benefits	12.9%	11.8%	(1.1)%
Depreciation and amortization	9.9%	8.9%	(1.0)%
Other occupancy and operating	24.2%	19.9%	(4.3)%
Franchise:
Franchise and property revenues	$17.7	$16.0	$1.7
Franchise and property expenses	—	0.5	0.5
Franchise sales	338.5	322.7	15.8
Segment SG&A	4.2	5.0	0.8
Segment depreciation and amortization	1.6	1.7	0.1
Segment income	17.2	15.9	1.3
Segment margin	51.3%	46.9%	4.4%

APAC

Key Business Metrics

	Three Months Ended September 30,
	2012	2011
	Favorable / (Unfavorable)
Systemwide sales growth	(1.5)%	14.5%
Comparable sales growth
Company	(2.4)%	7.0%
Franchise	(2.2)%	(1.8)%
System	(2.2)%	(1.5)%
NRG
Company	—	2
Franchise	21	12
System	21	14
Net Refranchisings	38	—
Restaurant counts at period end
Company	3	64
Franchise	937	797
System	940	861

	Three Months Ended September 30,		Variance Favorable/
	2012	2011	(Unfavorable)
Company:
Company restaurant revenues	$11.0	$17.9	$(6.9)
CRM	0.6	0.7	(0.1)
CRM %	5.5%	3.9%	1.6%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	31.8%	33.9%	2.1%
Payroll and benefits	19.6%	19.3%	(0.3)%
Depreciation and amortization	4.7%	6.0%	1.3%
Other occupancy and operating	38.4%	36.9%	(1.5)%
Franchise:
Franchise and property revenues	$11.4	$11.1	$0.3
Franchise and property expenses	0.5	0.8	0.3
Franchise sales	335.3	334.2	1.1
Segment SG&A	2.7	4.9	2.2
Segment depreciation and amortization	1.1	1.8	0.7
Segment income	9.9	7.9	2.0
Segment margin	44.2%	27.2%	17.0%

BURGER KING Worldwide, INC. AND SUBSIDIARIES

Supplemental Disclosure

Other Operating (Income) Expense, net

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net (gains) losses on disposal of assets, restaurant closures and refranchisings	$14.1	$(2.7)	$15.2	$—
Litigation settlements and reserves, net	0.8	0.1	1.3	0.7
Foreign exchange net (gains) losses	1.5	(0.1)	(5.3)	6.7
Loss on termination of interest rate cap	8.7	—	8.7	—
Equity in net (income) loss from unconsolidated affiliates	(0.4)	0.2	1.4	0.9
Other, net	5.6	(0.2)	4.9	1.5

Other operating (income) expense, net	$30.3	$(2.7)	$26.2	$9.8

Selling, general and administrative expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Selling expenses	$10.4	$18.7	$40.5	$58.1

Management general and administrative expenses	52.2	62.7	164.3	189.6
Share-based compensation	1.7	0.3	3.4	0.9
Depreciation and amortization	4.1	4.1	12.8	11.9
2010 Transaction costs	—	1.0	—	2.1
Global restructuring and related professional fees	—	10.5	—	32.7
Field optimization project costs	—	5.5	—	7.2
Global portfolio realignment project costs	7.0	0.5	20.1	0.5
Business combination agreement expenses	0.6	—	25.7	—

Total general and administrative expenses	65.6	84.6	226.3	244.9

Selling, general and administrative expenses	$76.0	$103.3	$266.8	$303.0

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

To supplement its condensed consolidated financial statements presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, the Company reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, adjusted income before income taxes, adjusted income tax expense, net debt, TTM Adjusted EBITDA, net debt to TTM Adjusted EBITDA ratio, Organic revenue growth and Organic Adjusted EBITDA growth.

EBITDA is defined as earnings (net income or loss) before interest, taxes, depreciation and amortization, and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the impact of share-based compensation, other operating (income) expenses, net, and all other specifically identified costs associated with non-recurring projects, including Transaction costs, global restructuring and related professional fees, field optimization project costs, global portfolio realignment project costs and Business Combination Agreement expenses. Adjusted EBITDA is used by management to measure operating performance of the business, excluding specifically identified items that management believes do not directly reflect our core operations, and represents our measure of segment income.

Adjusted Net Income is used by management to evaluate and forecast earnings from ongoing operations excluding the impact of unusual items. This measure is used by management to evaluate and forecast earnings from ongoing operations, as further defined in the non-GAAP reconciliations. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of the Company during the reporting period. Net debt to TTM Adjusted EBITDA ratio is used by management to evaluate the Company’s current and prospective financial position.

Organic revenue growth and Organic Adjusted EBITDA growth are non-GAAP measures that exclude both FX Impact and net refranchisings. Management believes that organic growth is an important metric for measuring the core operating performance of the business as it excludes the impact of our refranchising activities and foreign currency exchange rates.

Organic growth in Revenue and Adjusted EBITDA for the Three Months Ended

September 30, 2012

(Unaudited)

$ in millions

	Actual		Q3 ‘12 vs. Q3 ‘11		Refran. Impact	Adjusted Q3 ‘11	FX Impact	Organic Growth
	Q3 ‘12	Q3 ‘11	$	%	$	$	$	$	%
Calculation:		A	B		C	A+C=D	E	B-C-E=F	F/D
Revenue
North America	$283.4	$406.0	$(122.6)	(30.2%)	$(119.1)	$286.9	$(0.6)	$(2.9)	(1.0%)
EMEA	$111.7	$138.8	$(27.1)	(19.5%)	$(16.5)	$122.3	$(13.8)	$3.2	2.6%
LAC	$33.5	$33.9	$(0.4)	(1.2%)	—	$33.9	$(1.1)	$0.7	2.1%
APAC	$22.5	$29.0	$(6.5)	(22.4%)	$(6.3)	$22.7	$(0.2)	—	—

Consolidated	$451.1	$607.7	$(156.6)	(25.8%)	$(141.9)	$465.8	$(15.7)	$1.0	0.2%

Adjusted EBITDA
North America	$113.5	$121.4	$(7.9)	(6.5%)	$(3.6)	$117.8	$(0.1)	$(4.2)	(3.6%)
EMEA	$42.8	$43.7	$(0.9)	(2.1%)	$(0.6)	$43.1	$(5.2)	$4.9	11.4%
LAC	$17.2	$15.9	$1.3	8.2%	—	$15.9	—	$1.3	8.2%
APAC	$9.9	$7.9	$2.0	25.3%	$0.6	$8.5	—	$1.4	16.5%
Unallocated Management G&A	$(21.4)	$(27.9)	$6.5	(23.3%)	—	$(27.9)	—	$6.5	(23.3%)

Consolidated	$162.0	$161.0	$1.0	0.6%	$(3.6)	$157.4	$(5.3)	$9.9	6.3%

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjusted EBITDA to Net Income

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011	September 30, 2012	December 31, 2011
	(In millions)
EBITDA and adjusted EBITDA:
U.S. and Canada	$113.5	$121.4	$354.9	$346.2	$468.6	$459.9
EMEA	42.8	43.7	118.4	105.7	158.7	146.0
LAC	17.2	15.9	50.2	45.6	68.5	63.9
APAC	9.9	7.9	28.7	20.9	34.5	26.7
Unallocated Management G&A	(21.4)	(27.9)	(75.0)	(87.5)	(99.0)	(111.5)

Adjusted EBITDA	162.0	161.0	477.2	430.9	631.3	585.0
Share-based compensation (1)	1.7	0.3	3.4	0.9	8.9	6.4
2010 Transaction costs (2)	—	1.0	—	2.1	1.6	3.7
Global restructuring and related professional fees (3)	—	10.5	—	32.7	13.8	46.5
Field optimization project costs (4)	—	5.5	—	7.2	3.4	10.6
Global portfolio realignment project (5)	7.0	0.5	20.1	0.5	27.2	7.6
Business combination agreement expenses (6)	0.6	—	25.7	—	25.7	—
Other operating (income) expense, net	30.3	(2.7)	26.2	9.8	27.7	11.3

EBITDA	122.4	145.9	401.8	377.7	523.0	498.9
Depreciation and amortization	28.6	34.3	96.0	103.1	129.3	136.4

Income from operations	93.8	111.6	305.8	274.6	393.7	362.5
Interest expense, net	57.3	59.4	173.6	165.7	234.6	226.7
Loss on early extinguishment of debt	23.0	—	34.2	19.6	35.7	21.1
Income tax expense	6.9	13.4	28.9	26.2	29.3	26.6

Net income	$6.6	$38.8	$69.1	$63.1	$94.1	$88.1

Non-GAAP Financial Measures

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
	(In millions)		(In millions)
Adjusted net income
Net income	$6.6	$38.8	$69.1	$63.1
Income tax expense	6.9	13.4	28.9	26.2

Income before income taxes	13.5	52.2	98.0	89.3
Adjustments:
Franchise agreement amortization	5.1	5.3	15.4	16.4
Amortization of deferred financing costs and original issue discount	3.6	3.6	10.6	10.5
Loss on early extinguishment of debt	23.0	—	34.2	19.6
Other operating (income) expense, net	30.3	(2.7)	26.2	9.8
2010 Transaction costs(2)	—	1.0	—	2.1
Global restructuring and related professional fees(3)	—	10.5	—	32.7
Field optimization project costs(4)	—	5.5	—	7.2
Global portfolio realignment project costs(5)	7.0	0.5	20.1	0.5
Business combination agreement expenses(6)	0.6	—	25.7	—

Total adjustments	69.6	23.7	132.2	98.8
Adjusted income before income taxes	83.1	75.9	230.2	188.1

Adjusted income tax expense (7)	22.0	21.7	68.0	59.8

Adjusted net income	$61.1	$54.2	$162.2	$128.3

Diluted- EPS (Adjusted Net Income)	$0.17	$0.16	$0.46	$0.37

Diluted Weighted Average Shares	355.0	348.3	353.3	348.2

Non-GAAP Financial Measures

Reconciliation of Adjusted Net Income and Net Income, Net Debt / TTM Adj. EBITDA

	As of
	September 30, 2012	December 31, 2011
	(In millions, except ratios)
Net debt to adjusted EBITDA
Long term debt, net of current portion	$2,910.5	$3,010.3
Capital leases, net of current portion	98.0	95.4
Current portion of long term debt and capital leases	50.0	33.5

Total Debt	3,058.5	3,139.2
Cash and cash equivalents	482.8	459.0
Net debt	2,575.7	2,680.2
TTM adjusted EBITDA	631.3	585.0

Net debt / TTM adjusted EBITDA	4.1x	4.6x

Non-GAAP Financial Measures

Reconciliation of Net Income to TTM Adjusted EBITDA

	Twelve Months Ended
	September 30, 2012	December 31, 2011
	(In millions)
EBITDA and adjusted EBITDA
Net income	$94.1	$88.1
Interest expense, net	234.6	226.7
Loss on early extinguishment of debt	35.7	21.1
Income tax expense	29.3	26.6
Depreciation and amortization	129.3	136.4

EBITDA	523.0	498.9
Adjustments:
Share-based compensation (1)	8.9	6.4
Other operating (income) expense, net	27.7	11.3
2010 Transaction costs(2)	1.6	3.7
Global restructuring and related professional fees(3)	13.8	46.5
Field optimization project costs(4)	3.4	10.6
Global portfolio realignment project costs(5)	27.2	7.6
Business combination agreement expenses(6)	25.7	—

Total adjustments	108.3	86.1

Adjusted EBITDA	$631.3	$585.0

Non-GAAP Financial Measures

Footnotes to Reconciliation Tables

(1)	Represents share-based compensation expense associated with employee stock options, and for the twelve months ended September 30, 2012 and December 31, 2011, also includes the portion of annual non-cash incentive compensation that eligible employees elected to receive as common equity in lieu of their 2011 cash bonus.
(2)	Represents expenses incurred related to 3G’s acquisition of Burger King Holdings, Inc., the Company’s indirect wholly-owned subsidiary, in October 2010.
(3)	Represents severance benefits, other severance-related costs incurred in connection with the Company’s global restructuring efforts, the voluntary resignation severance program offered for a limited time to eligible employees based at its Miami headquarters and additional reductions in corporate and field positions in the U.S. This restructuring plan was completed in 2011.
(4)	Represents severance-related costs, compensation costs for overlap staffing, travel expenses, consulting and training costs incurred in connection with the Company’s efforts to expand and enhance its U.S. field organization. This project was completed in 2011.
(5)	Represents costs associated with an ongoing project to realign the Company’s global restaurant portfolio by refranchising Company-owned restaurants and establishing strategic partners and joint ventures to accelerate development. These costs primarily include severance related costs and fees for professional services.
(6)	Represents share-based compensation expense related to awards granted during the three and nine months ended September 30, 2012 resulting from the increase in equity value of Burger King Worldwide Holdings, Inc. implied by the business combination agreement and professional fees and other transaction costs associated with the business combination agreement.
(7)	Adjusted income tax expense for the three and nine months ended September 30, 2012 and 2011 is calculated using the Company’s statutory tax rate in the jurisdiction in which the costs were incurred.